UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 4, 2009

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On November 4, 2009, Activision Blizzard, Inc. (the “Company”) and Michael Morhaime (“Mr. Morhaime”) entered into an amendment (the “Amendment”) to Mr. Morhaime’s employment agreement with the Company, dated as of December 1, 2007, as amended (the “Employment Agreement”), the material terms of which will take effect on January 1, 2010, subject to Mr. Morhaime’s continued employment with the Company through that date.

Prior to the Amendment, Mr. Morhaime was entitled to receive an annual base salary of $520,000 under his Employment Agreement (with automatic increases on March 1 of each year by the greatest of (1) 5%, (2) the percentage increase in the consumer price index during the immediately preceding 12 months for Irvine, California as determined by the U.S. Department of Labor, Bureau of Labor Statistics, and (3) such merit increase as is approved by the Company’s Board of Directors) and a guaranteed minimum annual bonus of 37.5% of his base salary under the Company’s Corporate Annual Incentive Plan.  The Employment Agreement also provided for a target annual incentive under the Company’s Blizzard Bonus Plan equal to 50% of Mr. Morhaime’s base salary, with a guaranteed minimum annual incentive under that plan equal to 25% of Mr. Morhaime’s base salary.  Under the Amendment, Mr. Morhaime will no longer be entitled to automatic annual salary increases.  The Amendment also provides that the previously guaranteed portion of Mr. Morhaime’s annual bonus under the Corporate Annual Incentive Plan will be added to his base salary effective January 1, 2010 (bringing his annual base salary to $715,000), his annual target bonus under the Corporate Annual Incentive Plan will be reduced from 75% to 27% of his base salary (with no minimum bonus guarantee), and his target and guaranteed annual incentive amounts under the Blizzard Bonus Plan will be reduced from 50% and 25% of his base salary to 37% and 18.5% of his base salary, respectively.

Effective January 1, 2010, the Amendment will also change the formula in Mr. Morhaime’s employment agreement for determining the enhanced severance payment to which Mr. Morhaime may be entitled in the event that his employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in his Employment Agreement).  Prior to the Amendment, Mr. Morhaime was entitled under his Employment Agreement to receive an enhanced severance payment (in addition to regular severance) equal to the amount, if any, by which his “required total compensation” (defined as the product of (i) $4,000,000 multiplied by (ii) the total number of years, including any partial year expressed as a percentage of an entire year, during which Mr. Morhaime remained employed by the Company under the agreement) exceeds the aggregate total compensation Mr. Morhaime received under his employment agreement during his years of service to the Company.  Under the Amendment, the enhanced severance payment will be equal to (a) $1,500,000, in the event that Mr. Morhaime is terminated by the Company without cause, or (b) in the event that Mr. Morhaime terminates his employment for good reason, $300,000 (if the termination occurs during 2010), $600,000 (if the termination occurs during 2011), $900,000 (if the termination occurs during 2012), $1,200,000 (if the termination occurs during 2013) or $1,500,000 (if the termination occurs during or after 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009	ACTIVISION BLIZZARD, INC.

	By:	/s/ George Rose
George Rose
Secretary